Page 1 of 2 © 2026 Ameriprise Financial, Inc. All rights reserved. NON-QUALIFIED STOCK OPTION AWARD CERTIFICATE Congratulations on receiving an Ameriprise Financial Long-Term Incentive Award (the “Award”). Ameriprise Financial, Inc. (the “Company”) has granted you Non-Qualified Stock Options (“NQSOs”). This NQSO Award Certificate (this “Certificate”) is made as of the Grant Date between the Company and you, an employee of Ameriprise Financial or one of its subsidiaries and serves as confirmation of your Award. This Award is subject to the terms and conditions of the Ameriprise Financial 2005 Incentive Compensation Plan, as amended and restated effective April 26, 2023 (the “Plan”), and the Ameriprise Financial, Inc. 2026 Global Long-Term Incentive Award Program Guide (the “LTIA Guide”)i. The Plan and LTIA Guide are available in the “Documents” section of Shareworks. The LTIA Guide is also posted on Inside (Inside > Rewards > Long Term Incentive Award). All capitalized terms not defined in this Certificate shall have the meanings assigned to them in the Plan and the LTIA Guide. The details of the Award are as follows: Vesting Schedule: ###VEST_SCHEDULE_TABLE### This vesting schedule is subject to the provisions of the Plan and the LTIA Guide. By accepting the Award, I agree to the following: (a) I have received instructions on how to access the LTIA Guide, and I have reviewed it. I agree that the terms of the LTIA Guide apply to (1) outstanding Awards (as defined in the LTIA Guide) granted prior to January 1, 2026, and (2) Awards (as defined in the LTIA Guide) granted on or after January 1, 2026. (b) The granting of this Award is a one-time discretionary act and does not impose any obligation on the Company to continue my employment or to offer future awards of any amount or nature. (c) The continuation of the Plan is at the discretion of the Company and is subject to termination at any time. (d) The Company has taken steps to ensure the accuracy of this Certificate; however, it reserves the right to issue a corrected certificate in the event of a clerical or administrative error. (e) If any provision of this Certificate conflicts with the Plan or the LTIA Guide, the terms of the Plan or the LTIA Guide, as applicable, shall govern. (f) The Award shall be exercisable only in accordance with the provisions of this Certificate, the Plan and the LTIA Guide, and shall have a term of no more than 10 years from the Grant Date. (g) Although I am not obligated to exercise the Award, I will be solely responsible for any loss resulting from failure to exercise the Award before its expiration date. Name: ###PARTICIPANT_NAME### Employee ID: ###EMPLOYEE_NUMBER### Grant Date: ###GRANT_DATE### Award Type: ###DICTIONARY_AWARD_NAME### Shares Granted: ###TOTAL_AWARDS### Market Price on Grant Date: ###MARKET_PRICE_AT_TIME_OF_GRANT### Grant Name: ###GRANT_NAME### Vest Schedule Name: ###VEST_SCHEDULE_NAME### Exhibit 10.43 A .. ~ menpnse~ Financial

Page 2 of 2 © 2026 Ameriprise Financial, Inc. All rights reserved. (h) The Award is exercisable only by me and may not be assigned, sold, pledged, hypothecated, transferred, or otherwise disposed of in any manner other than as provided in the Plan or the LTIA Guide, subject to rules adopted by the Committee from time to time. The Award can be exercised by my beneficiaries after my death. Acceptance I hereby accept the Award and the above terms. I understand that if I fail to accept the Award within 45 days from the Grant Date, the Award will be subject to cancellation. ###REQUIRED_SIGNATURE### Required Signature ###ACCEPTANCE_DATE### i Your Award is subject to the terms of the LTIA Guide unless the Company informs you that other terms apply.